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                                                       EXHIBIT 5.1









                                 January 7, 1998


Silicon Valley Group, Inc.
101 Metro Drive
San Jose, CA 95110

     Re: 220,372 Shares of Common Stock of Silicon Valley Group, Inc. Offered pursuant to stock plan and option agreements assumed in connection with the acquisition of Tinsley Laboratories, Inc.

Ladies and Gentlemen:

     We have examined the proceedings taken and the instruments executed in connection with the reservation for issuance and authorization of the sale and issuance from time to time by Silicon Valley Group, Inc. (the "Company") of not in excess of 220,372 shares of the Company's Common Stock (the "Shares") in connection with the acquisition of Tinsley Laboratories, Inc. ("TLI") by the Company and the assumption by the Company of outstanding options to purchase TLI's Common Stock originally issued pursuant to TLI's 1993 Incentive Stock Option Plan (the "Plan") and various Nonqualified Stock Option Agreements (the "Agreements"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan or the Agreements, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              Wilson, Sonsini, Goodrich & Rosati